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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                           State or Other Jurisdiction
                                            of incorporation or Organization

Syntel Limited                                          India

Syntel Europe Limited                                   England

Syntel Deutschland GmbH                                 Germany

Syntel (Singapore) PTE. LTD.                            Singapore

Syntel (Australia) Pty Limited                          Australia

Syntel Canada Inc.                                      Canada

Syntel (Hong Kong) Ltd.                                 Hong Kong

Syntel (Mauritius) Ltd.                                 Mauritius

SkillBay LLC                                            Michigan

Syntel Delaware LLC                                     Delaware

Syntel Global Private Limited                           India

Syntel International Private Limited                    India

Syntel Solutions (Mauritius) Limited                    Mauritius

Syntel Sourcing Private Limited                         India

Syntel Consulting Inc.                                  Michigan